Exhibit 99.1

Ventas Reports 2017 Fourth Quarter and Full Year Results

  Strong 2017 Earnings and Property Performance
  Over $900 Million of Strategic Dispositions in 2017 with Gains Exceeding $700 Million
  Outstanding Financial Condition and Liquidity
  2018 Guidance Incorporates Property Level Growth, $1.5 Billion of Capital Recycling and Further Enhancement of Financial Strength

CHICAGO--(BUSINESS WIRE)--February 9, 2018--Ventas, Inc. (NYSE: VTR) today announced its results for the fourth quarter and full year ended December 31, 2017:

  Income from continuing operations per diluted common share for the full year 2017 grew 13 percent to $1.80 compared to the same period in 2016. For the fourth quarter 2017, income from continuing operations per diluted common share was $0.50.
  Normalized Funds From Operations (“FFO”) per diluted common share for the full year 2017 grew one percent to $4.16 compared to the same period in 2016. For the fourth quarter 2017, normalized FFO per diluted common share was $1.03.
  Reported FFO per diluted common share, as defined by the National Association of Real Estate Investment Trusts (“NAREIT FFO”), for the full year 2017 grew two percent to $4.22 compared to the same period in 2016. For the fourth quarter 2017, NAREIT FFO per diluted common share was $1.13.
  The Company recognized $717 million, or $2.00 per share, in gains on real estate disposals in 2017, which are included in net income but excluded from income from continuing operations, normalized FFO and NAREIT FFO.

The Ventas Advantage: Foundation for Lasting Excellence

“2017 was another excellent year for Ventas, as we generated record cash flow from operations and delivered normalized FFO per share and same-store property cash NOI growth at the high end of our expectations,” said Debra A. Cafaro, Ventas Chairman and Chief Executive Officer. “To further enhance our diverse portfolio, we made nearly $2 billion in value-creating investments, including significant expansion of our exciting university-based life science business, profitably disposed of almost $1 billion in assets and completed innovative deals with our leading operating partners.

“The Ventas Advantage has proven resilient through cycles for two decades. This success is founded on solid strategic vision, superior foresight and innovation, intelligent and timely capital allocation decisions, rigorous execution and a cohesive, expert team. As we enter 2018 - our Company’s 20th anniversary year - we are confident that we will continue our long track record of superior consistent performance as the industry leader.”

2017 Performance

  For the full year 2017, the Company’s normalized FFO per diluted common share year-over-year growth of one percent to $4.16 was principally due to accretive investments and improved property performance, partially offset by the impact of dispositions and loan repayments, higher rates on refinanced debt and lower profits and fees from beneficial transactions.
  For the full year 2017, the Company’s net cash provided by operating activities grew five percent to $1.44 billion compared to the same period in 2016.
  For the full year 2017, the Company’s same-store total portfolio (1,037 assets) cash net operating income (“NOI”) grew 2.5 percent compared to the same period in 2016, at the high end of previously disclosed guidance of 2 to 2.5 percent.
  For the fourth quarter 2017, the Company’s same-store total portfolio (1,068 assets) cash NOI grew 2 percent compared to the same period in 2016.
  Same-store cash NOI growth for the total portfolio and by segment for the full year and fourth quarter 2017 follows:

	2017 Same-Store Cash NOI
	Full Year 2017		Q4 2017
	Reported Growth	10/27/17 Guidance	Reported Growth

Triple-Net	3.7%	3% ─ 3.5%	4.2%
SHOP	1.3%	0.5% ─ 1.5%	(0.1%)
Office	2.0%	1.5% ─ 2%	1.5%
Total Company	2.5%	2% ─ 2.5%	2.0%

2017 and Recent Highlights

  2017 New Investments: Ventas closed on $1.8 billion of investments and new development and redevelopment project commitments, including:
    University-Based Life Science Growth: The Company made acquisitions or development commitments approaching $400 million with new and existing relationships to further scale its institutional university-based life science business affiliated with leading research universities and companies:
      New relationships included the Company’s acquisitions of high-quality life science and research properties affiliated with AA-rated Brown University (“Brown”) and AA-rated Virginia Commonwealth University.
      Ventas also grew with existing partners, including follow-on development projects with Brown and Washington University in St. Louis. Ventas has grown its overall life science footprint by 37 percent since its initial life science acquisition in September 2016.
    High-Quality Growth with Leading Seniors Housing Partners: Ventas acquired nearly $400 million in high-quality seniors housing communities principally located in coastal markets and also committed to over $275 million of attractive development and redevelopment projects, primarily with leading senior care providers Atria Senior Living (“Atria”) and Sunrise Senior Living. These development projects are all part of joint ventures with institutional capital partners.
    Scaling of Leading Health System Platform: Ventas invested in the growth of leading healthcare provider Ardent Health Services (“Ardent”) by funding Ardent’s acquisition of LHP Hospital Group through a $700 million term loan. Pro forma for the pending acquisition of East Texas Medical Center by Ardent and the University of Texas System, Ardent will be an over $4 billion in annual revenue private, for-profit provider operating 31 hospitals in 7 states with average market shares of nearly 40 percent and with valuable not-for-profit and academic medical center relationships.
  Profitable Capital Recycling: Ventas sold properties and received final repayments on loans receivable in 2017 for proceeds of over $900 million, with gains exceeding $700 million. The majority of proceeds consisted of the Company’s completed sales of its 36 skilled nursing facilities (“SNFs”) operated by Kindred Healthcare, Inc. (NYSE: KND) (“Kindred”) for proceeds of $700 million, representing a seven percent yield on cash rent and an eight percent GAAP yield. Ventas’s percentage of aggregate NOI received from SNFs is now only one percent.
  Focused Partnerships with Leading Platforms: Ventas’s operators and assets continue to be highly valued and sought after, as experienced investors made meaningful investments in its platforms. Ventas’s support positioned its operators for continued success and value creation, including: recapitalization of Atria in its growth-focused capital raise with Fremont Realty Group; establishment of a new strategic seniors housing relationship in Eclipse Senior Living, a newly-formed operator founded by a team of experienced senior living executives led by industry veteran Kai Hsiao; and support of Kindred’s pending acquisition by TPG, Welsh, Carson, Anderson & Stowe and Humana (NYSE: HUM), which will create a separate, operationally focused and financially strong company that will operate Ventas’s long-term acute care and inpatient rehabilitation facilities.
  Outstanding Financial Strength and Liquidity: The Company’s liquidity and financial flexibility remain strong, including:
    Net debt to Adjusted Pro Forma EBITDA of 5.7x at year-end 2017;
    Total indebtedness to gross asset value of 38 percent at year-end 2017;
    Exceptional fixed charge coverage of 4.6x at year-end 2017;
    Dividends for 2017 totaled $3.115 per share, representing a five percent year-over-year increase; and
    Excellent liquidity currently with over $2.7 billion of borrowing capacity under its revolving credit facilities and approximately $100 million of cash on hand.
  Leadership in Environmental, Social and Governance (ESG) Matters: Ventas accelerated its commitment to ESG matters and was recognized repeatedly for its results and leadership, including:
    First time inclusion in the Dow Jones Sustainability™ North America Index, ranking in the top quartile of real estate companies in North America across a broad spectrum of ESG metrics;
    Recognition as NAREIT’s 2017 Health Care “Leader in the Light,” and first place ranking among the three listed healthcare real estate company participants in the 2017 GRESB real estate ESG assessment; and
    Being named a “Winning Company” in the 2020 Women on Boards Gender Diversity Index, which showcases Fortune 1000 Companies with 20 percent or greater women serving on their boards of directors. The Ventas Board of Directors is currently 30 percent female.
  Company and Leadership Recognition
    Ventas was named one of Fortune’s “2018 World’s Most Admired Companies” in January 2018, the only healthcare REIT on this year’s list, recognizing the Company’s industry leadership, exemplary stewardship and world-class team.
    Ventas Chairman and Chief Executive Officer Debra A. Cafaro was again recognized as a top global CEO and a leader in the real estate and healthcare industries, including being named by: Forbes as one of the “World's 100 Most Powerful Women” for the second year; The Harvard Business Review as one of “The Best-Performing CEOs in the World” for the fourth consecutive year; and Modern Healthcare as one of the “100 Most Influential People in Healthcare.”
    In the Harvard Business Review’s ranking of “The Best-Performing CEOs,” Ventas’s financial performance ranked in the top four percent of all companies measured, listed at number 32 of almost 900 firms - highlighting the superior and consistent performance of Ventas over an 18-year period.

First Quarter Dividend

The Company’s Board of Directors declared a dividend for the first quarter 2018 of $0.79 per share, representing a two percent year-over-year increase. The dividend is payable in cash on April 12, 2018 to stockholders of record on April 2, 2018.

2018 Guidance

“Our 2018 forecast reflects our expectation that our high-quality diverse portfolio will continue to grow same-store cash NOI. It incorporates continued strategic actions to create shareholder value over the short and long-term, including $1.5 billion in asset dispositions, inclusive of a potential joint venture on an existing portfolio of senior housing assets and proceeds from the repayment of nearly $850 million of highly profitable loan investments. These disposition proceeds are expected to be redeployed into the repayment of debt, resulting in further improvement of our balance sheet, and investments in future growth in our attractive university-based life science business,” said Cafaro. “While these actions affect 2018 normalized FFO, we are confident they position us to seize opportunities and maintain our leading market position.”

Ventas expects 2018 income from continuing operations per share, NAREIT FFO per share, normalized FFO per share and same-store cash NOI growth to range as follows:

	Full Year 2018 Range
	Per Diluted Common Share
	Low		High

Income from Cont. Ops	$1.34	─	$1.40
NAREIT FFO	$3.80	─	$3.89
Normalized FFO	$3.95	─	$4.05

	Full Year 2018 Projected Same-
	Store Cash NOI Growth
	Current Guidance
	Low		High

Triple-Net	3%	─	4%
SHOP	(4%)	─	(1%)
Office	1.75%	─	2.75%
Total Company	0.5%	─	2%

Substantially all of the expected normalized FFO change in 2018 compared to 2017 results from: (a) no material unannounced acquisitions included in 2018 guidance; (b) the impact of 2017 and 2018 disposition activity including i) the carryover impact of nearly $1 billion of late 2017 dispositions - principally comprised of $700 million in SNF dispositions at an eight percent GAAP yield - and related debt reduction and ii) $1.5 billion of additional capital recycling in 2018 at a GAAP rate of over eight percent, including joint ventures, loan repayments and other asset dispositions, the proceeds of which will be used principally to retire debt; and (c) proactive balance sheet management, including the expectation that the Company will refinance approximately $1 billion of debt during the year with longer-duration fixed rate debt, and increased interest expense from LIBOR increases. Debt retirement in 2018 is expected to further improve the Company’s net debt to Adjusted Pro Forma EBITDA ratio to approximately 5.5x by year-end 2018.

The Company’s guidance does include the funding of $425 million in future growth through high-quality development and redevelopment projects, mostly in Ventas’s attractive university-based life science and medical office businesses.

Ventas expects continued positive same-store cash NOI growth in 2018 for the Company’s total property portfolio. Total portfolio same-store cash NOI is expected to grow 0.5 to 2 percent, with strong Office and Triple-Net portfolio growth being largely offset by seniors housing operating portfolio (“SHOP”) performance. SHOP same-store cash NOI is expected to be lower in 2018 due to the cumulative impact of new seniors housing supply in certain markets and the full year occupancy impact of a severe flu season. Same-store NOI growth in 2018 as measured on a GAAP basis is expected at the guidance midpoint to be 100 basis points lower than same-store cash NOI growth for the total Company property portfolio, with the most pronounced differential in the Office segment.

No equity issuance is included in guidance. The 2018 outlook assumes approximately 360 million weighted average fully-diluted shares. A reconciliation of the Company’s guidance to the Company’s projected GAAP measures is included in this press release.

The Company’s guidance is based on a number of other assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

Fourth Quarter and Full Year 2017 Conference Call

Ventas will hold a conference call to discuss this earnings release today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the conference call is (844) 776-7841 (or +1 (661) 378-9542 for international callers). The participant passcode is “Ventas.” The conference call is being webcast live by NASDAQ OMX and can be accessed at the Company’s website at www.ventasreit.com. A replay of the webcast will be available following the call online, or by calling (855) 859-2056 (or +1 (404) 537-3406 for international callers), passcode 2283238, beginning at approximately 2:00 p.m. Eastern Time and will remain for 36 days.

Ventas, Inc., an S&P 500 company, is a leading real estate investment trust. Its diverse portfolio of more than 1,200 assets in the United States, Canada and the United Kingdom consists of seniors housing communities, medical office buildings, life science and innovation centers, inpatient rehabilitation and long-term acute care facilities, health systems and skilled nursing facilities. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. References to “Ventas” or the “Company” mean Ventas, Inc. and its consolidated subsidiaries unless otherwise expressly noted. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

The Company routinely announces material information to investors and the marketplace using press releases, SEC filings, public conference calls, webcasts and the Company’s website at www.ventasreit.com/investor-relations. The information that the Company posts to its website may be deemed to be material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company’s press releases, SEC filings and public conference calls and webcasts. Supplemental information regarding the Company can be found on the Company’s website under the “Investor Relations” section or at www.ventasreit.com/investor-relations/annual-reports---supplemental-information. A comprehensive listing of the Company’s properties is available at www.ventasreit.com/our-portfolio/properties-by-stateprovince.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger or acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (d) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of future competition, including new construction in the markets in which the Company’s seniors housing communities and medical office buildings (“MOBs”) are located; (f) the extent and effect of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (h) the ability of the Company’s tenants, operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients; (i) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and funding sources; (j) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (l) final determination of the Company’s taxable net income for the year ended December 31, 2017 and for the year ending December 31, 2018; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant; (n) risks associated with the Company’s senior living operating portfolio, such as factors that can cause volatility in the Company’s operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) changes in exchange rates for any foreign currency in which the Company may, from time to time, conduct business; (p) year-over-year changes in the Consumer Price Index or the UK Retail Price Index and the effect of those changes on the rent escalators contained in the Company’s leases and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the Company’s liquidity, financial condition and results of operations or that of the Company’s tenants, operators, borrowers and managers, and the ability of the Company and the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (s) risks associated with the Company’s MOB portfolio and operations, including the Company’s ability to successfully design, develop and manage MOBs and to retain key personnel; (t) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (u) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (v) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (w) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; (x) consolidation activity in the seniors housing and healthcare industries resulting in a change of control of, or a competitor’s investment in, one or more of the Company’s tenants, operators, borrowers or managers or significant changes in the senior management of the Company’s tenants, operators, borrowers or managers; (y) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers; and (z) changes in accounting principles, or their application or interpretation, and the Company’s ability to make estimates and the assumptions underlying the estimates, which could have an effect on the Company’s earnings.

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016

Assets
Real estate investments:
Land and improvements	$2,147,621	$2,121,214	$2,117,692	$2,123,266	$2,089,591
Buildings and improvements	22,177,088	21,935,860	21,827,419	21,869,961	21,516,396
Construction in progress	343,129	306,095	281,093	213,281	210,599
Acquired lease intangibles	1,537,995	1,536,476	1,534,173	1,532,365	1,510,629
	26,205,833	25,899,645	25,760,377	25,738,873	25,327,215
Accumulated depreciation and amortization	(5,617,453)	(5,434,772)	(5,220,611)	(5,123,144)	(4,932,461)
Net real estate property	20,588,380	20,464,873	20,539,766	20,615,729	20,394,754
Secured loans receivable and investments, net	1,346,359	1,352,434	1,395,404	1,398,417	702,021
Investments in unconsolidated real estate entities	123,639	117,185	119,794	108,976	95,921
Net real estate investments	22,058,378	21,934,492	22,054,964	22,123,122	21,192,696
Cash and cash equivalents	81,355	85,063	103,353	91,284	286,707
Escrow deposits and restricted cash	106,898	76,522	68,343	92,175	80,647
Goodwill	1,034,641	1,034,497	1,034,054	1,033,484	1,033,225
Assets held for sale	100,324	68,926	89,569	61,983	54,961
Other assets	572,945	540,295	505,475	517,283	518,364
Total assets	$23,954,541	$23,739,795	$23,855,758	$23,919,331	$23,166,600

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$11,276,062	$11,424,145	$11,907,997	$11,943,733	$11,127,326
Accrued interest	93,958	95,684	87,248	78,219	83,762
Accounts payable and other liabilities	1,182,552	943,800	929,573	946,674	907,928
Liabilities related to assets held for sale	61,202	9,837	9,812	1,389	1,462
Deferred income taxes	250,092	296,272	296,822	294,057	316,641
Total liabilities	12,863,866	12,769,738	13,231,452	13,264,072	12,437,119

Redeemable OP unitholder and noncontrolling interests	158,490	171,813	182,154	171,384	200,728

Commitments and contingencies

Equity:
Ventas stockholders' equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 356,187; 356,163; 356,134; 354,863; and 354,125 shares issued at December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017, and December 31, 2016, respectively	89,029	89,023	89,016	88,698	88,514
Capital in excess of par value	13,053,057	13,034,527	13,019,023	12,944,501	12,917,002
Accumulated other comprehensive loss	(35,120)	(40,780)	(45,035)	(53,657)	(57,534)
Retained earnings (deficit)	(2,240,698)	(2,351,430)	(2,688,946)	(2,564,936)	(2,487,695)
Treasury stock, 1; 0; 0; 0; and 1 shares at December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017, and December 31, 2016, respectively	(42)	—	—	—	(47)
Total Ventas stockholders' equity	10,866,226	10,731,340	10,374,058	10,414,606	10,460,240
Noncontrolling interests	65,959	66,904	68,094	69,269	68,513
Total equity	10,932,185	10,798,244	10,442,152	10,483,875	10,528,753
Total liabilities and equity	$23,954,541	$23,739,795	$23,855,758	$23,919,331	$23,166,600

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenues
Rental income:
Triple-net leased	$205,176	$210,804	$840,131	$845,834
Office	191,826	183,846	753,467	630,342
	397,002	394,650	1,593,598	1,476,176
Resident fees and services	457,101	456,919	1,843,232	1,847,306
Office building and other services revenue	3,896	4,064	13,677	21,070
Income from loans and investments	32,109	19,996	117,608	98,094
Interest and other income	5,180	84	6,034	876
Total revenues	895,288	875,713	3,574,149	3,443,522
Expenses
Interest	111,951	107,739	448,196	419,740
Depreciation and amortization	232,650	232,189	887,948	898,924
Property-level operating expenses:
Senior living	313,769	310,303	1,250,065	1,242,978
Office	58,279	55,165	233,007	191,784
	372,048	365,468	1,483,072	1,434,762
Office building services costs	1,683	1,034	3,391	7,311
General, administrative and professional fees	34,930	31,488	135,490	126,875
(Gain) loss on extinguishment of debt, net	(102)	(386)	754	2,779
Merger-related expenses and deal costs	1,632	(438)	10,535	24,635
Other	3,986	1,087	20,052	9,988
Total expenses	758,778	738,181	2,989,438	2,925,014
Income before unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interests	136,510	137,532	584,711	518,508
(Loss) income from unconsolidated entities	(4,355)	2,207	(561)	4,358
Income tax benefit	46,680	2,836	59,799	31,343
Income from continuing operations	178,835	142,575	643,949	554,209
Discontinued operations	(15)	(167)	(110)	(922)
Gain on real estate dispositions	214,985	66,424	717,273	98,203
Net income	393,805	208,832	1,361,112	651,490
Net income attributable to noncontrolling interests	1,251	1,195	4,642	2,259
Net income attributable to common stockholders	$392,554	$207,637	$1,356,470	$649,231
Earnings per common share
Basic:
Income from continuing operations	$0.50	$0.40	$1.81	$1.61
Net income attributable to common stockholders	1.10	0.59	3.82	1.88
Diluted:
Income from continuing operations	$0.50	$0.40	$1.80	$1.59
Net income attributable to common stockholders	1.09	0.58	3.78	1.86

Weighted average shares used in computing earnings per common share
Basic	355,966	353,911	355,326	344,703
Diluted	359,184	357,435	358,566	348,390

Dividends declared per common share	$0.79	$0.775	$3.115	$2.965

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
Revenues
Rental income:
Triple-net leased	$205,176	$212,370	$213,258	$209,327	$210,804
Office	191,826	189,506	186,240	185,895	183,846
	397,002	401,876	399,498	395,222	394,650
Resident fees and services	457,101	461,700	460,243	464,188	456,919
Office building and other services revenue	3,896	3,196	3,179	3,406	4,064
Income from loans and investments	32,109	32,985	32,368	20,146	19,996
Interest and other income	5,180	171	202	481	84
Total revenues	895,288	899,928	895,490	883,443	875,713

Expenses
Interest	111,951	113,869	113,572	108,804	107,739
Depreciation and amortization	232,650	213,407	224,108	217,783	232,189
Property-level operating expenses:
Senior living	313,769	315,598	308,625	312,073	310,303
Office	58,279	60,609	57,205	56,914	55,165
	372,048	376,207	365,830	368,987	365,468
Office building services costs	1,683	418	552	738	1,034
General, administrative and professional fees	34,930	33,317	33,282	33,961	31,488
(Gain) loss on extinguishment of debt, net	(102)	511	36	309	(386)
Merger-related expenses and deal costs	1,632	804	6,043	2,056	(438)
Other	3,986	13,030	1,848	1,188	1,087
Total expenses	758,778	751,563	745,271	733,826	738,181

Income before unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interests	136,510	148,365	150,219	149,617	137,532
(Loss) income from unconsolidated entities	(4,355)	750	(106)	3,150	2,207
Income tax benefit	46,680	7,815	2,159	3,145	2,836
Income from continuing operations	178,835	156,930	152,272	155,912	142,575
Discontinued operations	(15)	(19)	(23)	(53)	(167)
Gain on real estate dispositions	214,985	458,280	719	43,289	66,424
Net income	393,805	615,191	152,968	199,148	208,832
Net income attributable to noncontrolling interests	1,251	1,233	1,137	1,021	1,195
Net income attributable to common stockholders	$392,554	$613,958	$151,831	$198,127	$207,637

Earnings per common share
Basic:
Income from continuing operations	$0.50	$0.44	$0.43	$0.44	$0.40
Net income attributable to common stockholders	1.10	1.72	0.43	0.56	0.59
Diluted:
Income from continuing operations	$0.50	$0.44	$0.42	$0.44	$0.40
Net income attributable to common stockholders	1.09	1.71	0.42	0.55	0.58

Weighted average shares used in computing earnings per common share
Basic	355,966	355,929	355,024	354,410	353,911
Diluted	359,184	359,333	358,311	357,572	357,435

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Year Ended December 31,
	2017	2016
Cash flows from operating activities:
Net income	$1,361,112	$651,490
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	887,948	898,924
Amortization of deferred revenue and lease intangibles, net	(20,537)	(20,336)
Other non-cash amortization	16,058	10,357
Stock-based compensation	26,543	20,958
Straight-lining of rental income, net	(23,134)	(27,988)
Loss on extinguishment of debt, net	754	2,779
Gain on real estate dispositions	(717,273)	(98,203)
Gain on real estate loan investments	(124)	(2,271)
Income tax benefit	(63,599)	(34,227)
Loss (income) from unconsolidated entities	3,588	(4,358)
Gain on re-measurement of equity interest upon acquisition, net	(3,027)	—
Distributions from unconsolidated entities	4,676	7,598
Other	9,240	(1,847)
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(15,854)	5,560
Increase in accrued interest	11,068	2,604
Decrease in accounts payable and other liabilities	(35,259)	(38,699)
Net cash provided by operating activities	1,442,180	1,372,341
Cash flows from investing activities:
Net investment in real estate property	(380,232)	(1,429,112)
Investment in loans receivable and other	(748,119)	(158,635)
Proceeds from real estate disposals	537,431	300,561
Proceeds from loans receivable	101,097	320,082
Development project expenditures	(299,085)	(143,647)
Capital expenditures	(132,558)	(117,456)
Distributions from unconsolidated entities	6,169	—
Investment in unconsolidated entities	(61,220)	(6,436)
Net cash used in investing activities	(976,517)	(1,234,643)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	384,783	(35,637)
Proceeds from debt	1,111,649	893,218
Repayment of debt	(1,369,084)	(1,022,113)
Purchase of noncontrolling interests	(15,809)	(2,846)
Payment of deferred financing costs	(27,297)	(6,555)
Issuance of common stock, net	73,596	1,286,680
Cash distribution to common stockholders	(827,285)	(1,024,968)
Cash distribution to redeemable OP unitholders	(5,677)	(8,640)
Contributions from noncontrolling interests	4,402	7,326
Distributions to noncontrolling interests	(11,187)	(6,879)
Other	10,582	17,252
Net cash (used in) provided by financing activities	(671,327)	96,838
Net (decrease) increase in cash and cash equivalents	(205,664)	234,536
Effect of foreign currency translation on cash and cash equivalents	312	(852)
Cash and cash equivalents at beginning of period	286,707	53,023
Cash and cash equivalents at end of period	$81,355	$286,707

Supplemental schedule of non-cash activities:
Assets acquired and liabilities assumed from acquisitions:
Real estate investments	$425,906	$69,092
Utilization of funds held for an Internal Revenue Code Section 1031 exchange	(286,748)	(6,954)
Other assets	(3,716)	90,037
Debt	75,231	47,641
Other liabilities	70,878	72,636
Deferred income tax liability	(14,869)	9,381
Noncontrolling interests	4,202	22,517
Equity issued for redemption of OP and Class C units	24,002	24,318

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
Cash flows from operating activities:
Net income	$393,805	$615,191	$152,968	$199,148	$208,832
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	232,650	213,407	224,108	217,783	232,189
Amortization of deferred revenue and lease intangibles, net	(4,254)	(5,434)	(5,834)	(5,015)	(5,029)
Other non-cash amortization	4,872	4,602	4,124	2,460	3,183
Stock-based compensation	6,620	6,527	6,695	6,701	5,073
Straight-lining of rental income, net	(5,750)	(6,229)	(5,778)	(5,377)	(6,602)
(Gain) loss on extinguishment of debt, net	(102)	511	36	309	(386)
Gain on real estate dispositions	(214,985)	(458,280)	(719)	(43,289)	(66,424)
Gain on real estate loan investments	—	(120)	(4)	—	—
Income tax benefit	(47,980)	(8,515)	(2,959)	(4,145)	(3,395)
Loss (income) from unconsolidated entities	4,355	(750)	106	(123)	(2,207)
Gain on re-measurement of equity interest upon acquisition, net	—	—	—	(3,027)	—
Distributions from unconsolidated entities	767	775	754	2,380	2,024
Other	1,801	6,091	696	652	(772)
Changes in operating assets and liabilities:
Decrease (increase) in other assets	1,744	(47,532)	33,648	(3,714)	3,807
(Decrease) increase in accrued interest	(1,620)	8,138	9,291	(4,741)	12,657
(Decrease) increase in accounts payable and other liabilities	(15,982)	20,601	(15,607)	(24,271)	(16,755)
Net cash provided by operating activities	355,941	348,983	401,525	335,731	366,195
Cash flows from investing activities:
Net investment in real estate property	(118,109)	(22,625)	(40,655)	(198,843)	(7,520)
Investment in loans receivable and other	(14,086)	(15,800)	(16,875)	(701,358)	(3,686)
Proceeds from real estate disposals	5,294	512,567	19,570	—	237,000
Proceeds from loans receivable	16,736	59,294	21,704	3,363	126,019
Development project expenditures	(88,662)	(67,154)	(56,817)	(86,452)	(49,249)
Capital expenditures	(49,171)	(27,435)	(32,117)	(23,835)	(42,160)
Distributions from unconsolidated entities	353	5,816	—	—	—
Investment in unconsolidated entities	(18,821)	(3,351)	(12,108)	(26,940)	(261)
Net cash (used in) provided by investing activities	(266,466)	441,312	(117,298)	(1,034,065)	260,143
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	45	20,282	341,634	22,822	(82,365)
Proceeds from debt	53,212	29,928	231,295	797,214	16,601
Repayment of debt	(143,559)	(568,989)	(636,040)	(20,496)	(105,608)
Purchase of noncontrolling interests	—	—	—	(15,809)	(1,242)
Payment of deferred financing costs	(871)	(6,739)	(13,303)	(6,384)	(408)
Issuance of common stock, net	—	—	73,596	—	20,978
Cash distribution to common stockholders	—	(276,320)	(275,597)	(275,368)	(274,566)
Cash distribution to redeemable OP unitholders	—	(1,957)	(1,827)	(1,893)	(2,154)
Contributions from noncontrolling interests	—	2,175	125	2,102	1,400
Distributions to noncontrolling interests	(1,939)	(5,092)	(1,746)	(2,410)	(1,758)
Other	39	841	6,405	3,297	621
Net cash (used in) provided by financing activities	(93,073)	(805,871)	(275,458)	503,075	(428,501)
Net (decrease) increase in cash and cash equivalents	(3,598)	(15,576)	8,769	(195,259)	197,837
Effect of foreign currency translation on cash and cash equivalents	(110)	(2,714)	3,300	(164)	(409)
Cash and cash equivalents at beginning of period	85,063	103,353	91,284	286,707	89,279
Cash and cash equivalents at end of period	$81,355	$85,063	$103,353	$91,284	$286,707

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(In thousands)
	For the Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
Supplemental schedule of non-cash activities:
Assets acquired and liabilities assumed from acquisitions:
Real estate investments	$219,135	$1,505	$16,347	$188,919	$9,426
Utilization of funds held for an Internal Revenue Code Section 1031 exchange	(201,753)	—	—	(84,995)	—
Other assets	1,830	(1,450)	(3,723)	(373)	10,158
Debt	10,602	—	12,167	52,462	—
Other liabilities	6,788	(1,664)	(2,922)	68,676	12,190
Deferred income tax liability	1,247	64	3,384	(19,564)	7,102
Noncontrolling interests	575	1,655	(5)	1,977	292
Equity issued for redemption of OP and Class C units	1,308	335	288	22,071	1,348

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations (FFO) and Funds Available for Distribution (FAD)(1)
(Dollars in thousands, except per share amounts)

								YOY
	2016		2017					Growth
	Q4	FY	Q1	Q2	Q3	Q4	FY	'16-'17
Income from continuing operations	$142,575	$554,209	$155,912	$152,272	$156,930	$178,835	$643,949	16%
Income from continuing operations per share	$0.40	$1.59	$0.44	$0.42	$0.44	$0.50	$1.80	13%
Discontinued operations	(167)	(922)	(53)	(23)	(19)	(15)	(110)
Gain on real estate dispositions	66,424	98,203	43,289	719	458,280	214,985	717,273
Net income	208,832	651,490	199,148	152,968	615,191	393,805	1,361,112
Net income attributable to noncontrolling interests	1,195	2,259	1,021	1,137	1,233	1,251	4,642
Net income attributable to common stockholders	$207,637	$649,231	$198,127	$151,831	$613,958	$392,554	$1,356,470	109%
Net income attributable to common stockholders per share	$0.58	$1.86	$0.55	$0.42	$1.71	$1.09	$3.78	103%
Adjustments:
Depreciation and amortization on real estate assets	230,353	891,985	215,961	222,347	211,784	230,996	881,088
Depreciation on real estate assets related to noncontrolling interests	(2,031)	(7,785)	(1,995)	(1,817)	(1,911)	(1,842)	(7,565)
Depreciation on real estate assets related to unconsolidated entities	1,432	5,754	1,187	1,458	855	731	4,231
Gain on re-measurement of equity interest upon acquisition, net	—	—	(3,027)	—	—	—	(3,027)
Gain on real estate dispositions	(66,424)	(98,203)	(43,289)	(719)	(458,280)	(214,985)	(717,273)
Gain on real estate dispositions related to noncontrolling interests	—	—	—	—	18	—	18
Loss (gain) on real estate dispositions related to unconsolidated entities	56	(439)	23	(82)	(986)	(12)	(1,057)
Discontinued operations:
Loss on real estate dispositions	—	1	—	—	—	—	—
Subtotal: FFO add-backs	163,386	791,313	168,860	221,187	(248,520)	14,888	156,415
Subtotal: FFO add-backs per share	$0.46	$2.27	$0.47	$0.62	$(0.69)	$0.04	$0.44
FFO (NAREIT) attributable to common stockholders	$371,023	$1,440,544	$366,987	$373,018	$365,438	$407,442	$1,512,885	5%
FFO (NAREIT) attributable to common stockholders per share	$1.04	$4.13	$1.03	$1.04	$1.02	$1.13	$4.22	2%

Adjustments:
Change in fair value of financial instruments	134	62	23	(153)	8	81	(41)
Non-cash income tax benefit	(3,395)	(34,227)	(4,145)	(2,959)	(8,515)	(6,768)	(22,387)
Impact of tax reform	—	—	—	—	—	(36,539)	(36,539)
(Gain) loss on extinguishment of debt, net	(386)	2,779	403	47	486	(97)	839
(Gain) loss on non-real estate dispositions related to unconsolidated entities	—	(557)	4	(16)	(22)	(5)	(39)
Merger-related expenses, deal costs and re-audit costs	(479)	28,290	3,129	7,036	2,741	1,917	14,823
Amortization of other intangibles	438	1,752	438	365	328	327	1,458
Other items related to unconsolidated entities	—	—	212	280	1,207	1,489	3,188
Non-cash impact of changes to equity plan	—	—	999	1,711	1,372	1,371	5,453
Natural disaster expenses (recoveries), net	—	—	—	—	9,810	1,791	11,601
Subtotal: normalized FFO add-backs	(3,688)	(1,901)	1,063	6,311	7,415	(36,433)	(21,644)
Subtotal: normalized FFO add-backs per share	$(0.01)	$(0.01)	$0.00	$0.02	$0.02	$(0.10)	$(0.06)
Normalized FFO attributable to common stockholders	$367,335	$1,438,643	$368,050	$379,329	$372,853	$371,009	$1,491,241	4%
Normalized FFO attributable to common stockholders per share	$1.03	$4.13	$1.03	$1.06	$1.04	$1.03	$4.16	1%

Non-cash items included in normalized FFO:
Amortization of deferred revenue and lease intangibles, net	(5,029)	(20,336)	(5,015)	(5,834)	(5,434)	(4,254)	(20,537)
Other non-cash amortization, including fair market value of debt	3,183	10,357	2,460	4,124	4,602	4,872	16,058
Stock-based compensation	5,073	20,958	5,702	4,984	5,155	5,249	21,090
Straight-lining of rental income, net	(6,602)	(27,988)	(5,377)	(5,778)	(6,229)	(5,750)	(23,134)
Subtotal: non-cash items included in normalized FFO	(3,375)	(17,009)	(2,230)	(2,504)	(1,906)	117	(6,523)
Capital expenditures	(44,540)	(124,621)	(24,919)	(33,148)	(30,899)	(49,812)	(138,778)
Normalized FAD attributable to common stockholders	$319,420	$1,297,013	$340,901	$343,677	$340,048	$321,314	$1,345,940	4%
Merger-related expenses, deal costs and re-audit costs	479	(28,290)	(3,129)	(7,036)	(2,741)	(1,917)	(14,823)
Other items related to unconsolidated entities	—	—	(212)	(280)	(1,207)	(1,489)	(3,188)
FAD attributable to common stockholders	$319,899	$1,268,723	$337,560	$336,361	$336,100	$317,908	$1,327,929	5%
Weighted average diluted shares	357,435	348,390	357,572	358,311	359,333	359,184	358,566

[1] Per share quarterly amounts may not add to annual per share amounts due to material changes in the Company’s weighted average diluted share count, if any.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers FFO, normalized FFO, FAD and normalized FAD to be appropriate supplemental measures of operating performance of an equity REIT. In particular, the Company believes that normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by non-recurring items and other non-operational events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of FFO and normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

The Company uses the National Association of Real Estate Investment Trusts (“NAREIT”) definition of FFO. NAREIT defines FFO as net income attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property, including gains or losses on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) merger-related costs and expenses, including amortization of intangibles, transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to acquisition lawsuits; (b) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses, the non-cash impact of changes to the Company’s executive equity compensation plan and derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement; (d) the financial impact of contingent consideration, severance-related costs and charitable donations made to the Ventas Charitable Foundation; (e) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; (f) gains and losses on non-real estate dispositions and other unusual items related to unconsolidated entities; (g) expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements and related matters; and (h) net expenses or recoveries related to natural disasters. Normalized FAD represents normalized FFO excluding non-cash components, which include straight-line rental adjustments, and deducting capital expenditures, including certain tenant allowances and leasing commissions. FAD represents normalized FAD after subtracting merger-related expenses, deal costs and re-audit costs and other unusual items related to unconsolidated entities.

FFO, normalized FFO, FAD and normalized FAD presented herein may not be comparable to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO, normalized FFO, FAD and normalized FAD should not be considered as alternatives to net income or income from continuing operations (both determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that income from continuing operations is the most comparable GAAP measure because it provides insight into the Company’s continuing operations. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO, normalized FFO, FAD and normalized FAD should be examined in conjunction with net income and income from continuing operations as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
EPS, FFO and FAD Guidance Attributable to Common Stockholders [1,2]
(Dollars in millions, except per share amounts)

	Tentative / Preliminary and Subject to Change
	FY2018 - Guidance		FY2018 - Per Share
	Low	High	Low	High

Income from Continuing Operations	$484	$505	$1.34	$1.40

Gain on Real Estate Dispositions	280	310	0.78	0.86
Other Adjustments [3]	(4)	(6)	(0.01)	(0.02)

Net Income Attributable to Common Stockholders	$760	$809	$2.11	$2.25

Depreciation and Amortization Adjustments	887	900	2.46	2.50
Gain on Real Estate Dispositions	(280)	(310)	(0.78)	(0.86)
Other Adjustments [3]	—	—	—	—

FFO (NAREIT) Attributable to Common Stockholders	$1,367	$1,399	$3.80	$3.89

Merger-Related Expenses, Deal Costs and Re-Audit Costs	13	8	0.04	0.02
(Gain) Loss on Extinguishment of Debt, Net	45	63	0.12	0.18
Other Adjustments [3]	(3)	(12)	(0.01)	(0.03)

Normalized FFO Attributable to Common Stockholders	$1,422	$1,458	$3.95	$4.05
% Year-Over-Year Growth			(5)%	(3)%

Non-Cash Items Included in Normalized FFO	19	17
Capital Expenditures	(138)	(148)

Normalized FAD Attributable to Common Stockholders	$1,303	$1,327

Merger-Related Expense, Deal Costs and Re-Audit Costs	(13)	(8)
Other Adjustments [3]	(4)	(2)

FAD Attributable to Common Stockholders	$1,286	$1,317

Weighted Average Diluted Shares (in millions)	360	360

[1]	The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.
[2]	Per share quarterly amounts may not add to annual per share amounts due to changes in the Company's weighted average diluted share count, if any.
[3]	See table titled “Funds From Operations (FFO) and Funds Available for Distribution (FAD)” for detailed breakout of adjustments for each respective category.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Debt to Adjusted Pro Forma EBITDA
(Dollars in thousands)

The following table illustrates net debt to pro forma earnings, which includes amounts in discontinued operations, before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense), excluding gains or losses on extinguishment of debt, consolidated joint venture partners’ share of EBITDA, merger-related expenses and deal costs, expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements, net gains or losses on real estate activity, gains or losses on re-measurement of equity interest upon acquisition, changes in the fair value of financial instruments, unrealized foreign currency gains or losses and net expenses or recoveries related to natural disasters, and including the Company’s share of EBITDA from unconsolidated entities and adjustments for other immaterial or identified items (“Adjusted EBITDA”).

The following information considers the pro forma effect on Adjusted EBITDA of the Company’s activity during the three months ended December 31, 2017, as if the transactions had been consummated as of the beginning of the period (“Adjusted Pro Forma EBITDA”).

The Company believes that net debt, Adjusted Pro Forma EBITDA and net debt to Adjusted Pro Forma EBITDA are useful to investors, analysts and Company management because they allow the comparison of the Company’s credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

Income from continuing operations	$178,835
Discontinued operations	(15)
Gain on real estate dispositions	214,985
Net income	393,805
Net income attributable to noncontrolling interests	1,251
Net income attributable to common stockholders	392,554
Adjustments:
Interest	111,951
Gain on extinguishment of debt, net	(102)
Taxes (including tax amounts in general, administrative and professional fees)	(45,678)
Depreciation and amortization	232,650
Non-cash stock-based compensation expense	6,620
Merger-related expenses, deal costs and re-audit costs	1,652
Net income (loss) attributable to noncontrolling interests, net of consolidated joint venture partners’ share of EBITDA	(3,187)
(Income) loss from unconsolidated entities, net of Ventas share of EBITDA from unconsolidated entities	11,422
Gain on real estate dispositions	(214,985)
Unrealized foreign currency losses	287
Change in fair value of financial instruments	81
Natural disaster expenses (recoveries), net	1,791
Adjusted EBITDA	495,056
Pro forma adjustments for current period activity	(1,195)
Adjusted Pro Forma EBITDA	$493,861

Adjusted Pro Forma EBITDA annualized	$1,975,444

As of December 31, 2017:
Total debt	$11,276,062
Debt on held for sale assets	59,221
Cash	(81,355)
Restricted cash pertaining to debt	(70,753)
Consolidated joint venture partners’ share of debt	(76,668)
Ventas share of debt from unconsolidated entities	90,257
Net debt	$11,196,764

Net debt to Adjusted Pro Forma EBITDA	5.7	x

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Operating Income (NOI) and Same-Store Cash NOI by Segment
(Dollars in thousands)

The Company considers NOI and same-store cash NOI as important supplemental measures because they allow investors, analysts and the Company’s management to assess its unlevered property-level operating results and to compare its operating results with those of other real estate companies and between periods on a consistent basis. The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and office building services costs. In the case of NOI, cash receipts may differ due to straight-line recognition of certain rental income and the application of other GAAP policies. The Company believes that income from continuing operations is the most comparable GAAP measure for both NOI and same-store cash NOI because it provides insight into the Company’s continuing operations. The Company defines same-store as properties owned, consolidated, operational and reported under a consistent business model for the full period in both comparison periods, and excluding assets intended for disposition and for SHOP, those properties that transitioned operators after the start of the prior comparison period. To normalize for exchange rate movements, all same-store cash NOI measures assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison period’s results are adjusted and converted to USD based on the average exchange rate for the current period.

	Triple-Net Leased Properties	Senior Living Operations	Office Operations	All Other	Total
For the Three Months Ended December 31, 2017
Income from continuing operations					$178,835
Adjustments:
Interest and other income					(5,180)
Interest					111,951
Depreciation and amortization					232,650
General, administrative and professional fees					34,930
Gain on extinguishment of debt, net					(102)
Merger-related expenses and deal costs					1,632
Other					3,986
Loss from unconsolidated entities					4,355
Income tax benefit					(46,680)
Reported Segment NOI	$206,301	$143,332	$134,014	$32,730	516,377
Adjustments:
Normalizing adjustment for technology costs	—	310	—	—	310
NOI not included in same-store	(28,931)	(3,444)	(8,116)	—	(40,491)
Straight-lining of rental income	(608)	—	(5,142)	—	(5,750)
Non-cash rental income	(3,007)	—	(351)	—	(3,358)
Non-segment NOI	—	—	—	(32,730)	(32,730)
	(32,546)	(3,134)	(13,609)	(32,730)	(82,019)
Same-Store cash NOI (Constant Currency)	$173,755	$140,198	$120,405	$—	$434,358

Percentage increase	4.2%	(0.1)%	1.5%		2.0%

For the Three Months Ended December 31, 2016
Income from continuing operations					$142,575
Adjustments:
Interest and other income					(84)
Interest					107,739
Depreciation and amortization					232,189
General, administrative and professional fees					31,488
Gain on extinguishment of debt, net					(386)
Merger-related expenses and deal costs					(438)
Other					1,087
Income from unconsolidated entities					(2,207)
Income tax benefit					(2,836)
Reported Segment NOI	$212,049	$146,616	$130,120	$20,342	509,127
Adjustments:
NOI not included in same-store	(39,013)	(7,099)	(6,547)	—	(52,659)
Straight-lining of rental income	(1,774)	—	(4,828)	—	(6,602)
Non-cash rental income	(4,782)	—	(131)	—	(4,913)
Non-segment NOI	—	—	—	(20,342)	(20,342)
NOI impact from change in FX	330	854	—	—	1,184
	(45,239)	(6,245)	(11,506)	(20,342)	(83,332)
Same-Store cash NOI (Constant Currency)	$166,810	$140,371	$118,614	$—	$425,795

	Triple-Net Leased Properties	Senior Living Operations	Office Operations	All Other	Total
For the Twelve Months Ended December 31, 2017
Income from continuing operations					$643,949
Adjustments:
Interest and other income					(6,034)
Interest					448,196
Depreciation and amortization					887,948
General, administrative and professional fees					135,490
Loss on extinguishment of debt, net					754
Merger-related expenses and deal costs					10,535
Other					20,052
Loss from unconsolidated entities					561
Income tax benefit					(59,799)
Reported Segment NOI	$844,711	$593,167	$524,566	$119,208	2,081,652
Adjustments:
Normalizing adjustment for technology costs	—	3,375	—	—	3,375
NOI not included in same-store	(142,448)	(32,574)	(125,974)	—	(300,996)
Straight-lining of rental income	(3,612)	—	(19,521)	—	(23,133)
Non-cash rental income	(16,758)	—	(942)	—	(17,700)
Non-segment NOI	—	—	—	(119,208)	(119,208)
	(162,818)	(29,199)	(146,437)	(119,208)	(457,662)
Same-Store cash NOI (Constant Currency)	$681,893	$563,968	$378,129	$—	$1,623,990
Percentage increase	3.7%	1.3%	2.0%		2.5%

For the Twelve Months Ended December 31, 2016
Income from continuing operations					$554,209
Adjustments:
Interest and other income					(876)
Interest					419,740
Depreciation and amortization					898,924
General, administrative and professional fees					126,875
Loss on extinguishment of debt, net					2,779
Merger-related expenses and deal costs					24,635
Other					9,988
Income from unconsolidated entities					(4,358)
Income tax benefit					(31,343)
Reported Segment NOI	$850,755	$604,328	$444,276	$101,214	2,000,573
Adjustments:
Modification fee	2,720	—	—	—	2,720
NOI not included in same-store	(158,884)	(49,128)	(63,015)	—	(271,027)
Straight-lining of rental income	(15,411)	—	(12,577)	—	(27,988)
Non-cash rental income	(20,288)	—	1,905	—	(18,383)
Non-segment NOI	—	—	—	(101,214)	(101,214)
NOI impact from change in FX	(1,037)	1,293	—	—	256
	(192,900)	(47,835)	(73,687)	(101,214)	(415,636)
Same-Store cash NOI (Constant Currency)	$657,855	$556,493	$370,589	$—	$1,584,937

NON-GAAP FINANCIAL MEASURES RECONCILIATION
NOI and Same-Store Cash NOI by Segment Guidance [1,2]
(Dollars in millions, except per share amounts)

	FY2018 - Guidance
	Tentative / Preliminary and Subject to Change
	NNN	SHOP	Office	Non-Segment	Total
High End
Income from Continuing Operations					$505
Depreciation and Amortization[3]					881
Interest Expense, G&A, Other Income and Expenses[4]					615
Reported Segment NOI[5]	$762	$591	$538	$109	2,001
Normalizing Adjustment for Technology Costs[6]	—	1	—	—	1
Non-Cash and Non-Same-Store Adjustments	(49)	(24)	(82)	(109)	(264)
Same-Store Cash NOI[5]	713	568	456	—	1,738
Percentage Increase	4.0%	(1.0)%	2.75%	NM	2.0%

Modification Fees	—	—	(1)	—	(1)
Adjusted Same-Store Cash NOI[5]	$713	$568	$455	$—	$1,737
Adjusted Percentage Increase	4.0%	(1.0)%	2.6%	NM	2.0%

Low End
Income from Continuing Operations					$484
Depreciation and Amortization[3]					861
Interest Expense, G&A, Other Income and Expenses[4]					615
Reported Segment NOI[5]	$755	$574	$533	$94	1,960
Normalizing Adjustment for Technology Costs[6]	—	1	—	—	1
Non-Cash and Non-Same-Store Adjustments	(49)	(24)	(81)	(94)	(248)
Same-Store Cash NOI[5]	706	551	452	—	1,713
Percentage Increase	3.0%	(4.0)%	1.75%	NM	0.5%

Modification Fees	—	—	(1)	—	(1)
Adjusted Same-Store Cash NOI[5]	$706	$551	$451	$—	$1,712
Adjusted Percentage Increase	3.0%	(4.0)%	1.6%	NM	0.5%

Prior Year
Income from Continuing Operations					$644
Depreciation and Amortization[3]					888
Interest Expense, G&A, Other Income and Expenses[4]					550
Reported Segment NOI	$845	$593	$525	$119	2,082
Normalizing Adjustment for Technology Costs[6]	—	3	—	—	3
Non-Cash and Non-Same-Store Adjustments	(161)	(25)	(81)	(119)	(386)
NOI Impact from Change in FX	2	3	—	—	5
Same-Store Cash NOI	686	574	444	—	1,704
Modification Fees	—	—	—	—	—

Adjusted Same-Store Cash NOI	$686	$574	$444	$—	$1,704

	2018
GBP (£) to USD ($)	1.40
USD ($) to CAD (C$)	1.25

[1]	The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.
[2]	See tables titled “Net Operating Income (NOI) and Same-Store Cash NOI by Segment” for the three and twelve months ended December 31, 2017 for a detailed breakout of adjustments for each respective category.
[3]	Includes real estate depreciation and amortization, corporate depreciation and amortization and amortization of other intangibles.
[4]	Includes interest expense, general and administrative expenses (including stock-based compensation), loss on extinguishment of debt, merger-related expenses and deal costs, income from unconsolidated entities, income tax benefit, and other income and expenses.
[5]	Totals may not add across due to minor corporate-level adjustments and rounding.
[6]	Represents costs expensed by one operator related to implementation of new software.

CONTACT:
Ventas, Inc.
Ryan K. Shannon
(877) 4-VENTAS